CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated July 1, 1996 included herein, and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement on Form S-1.


/s/  HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
January 15, 1997